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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Goodrich Petroleum Corporation:

      We consent to the use of our report dated April 9, 2004, with respect to the consolidated balance sheets of Goodrich Petroleum Corporation as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and incorporated by reference herein. The audit report covering the December 31, 2003, consolidated financial statements refers to a restatement of the 2002 and 2001 consolidated financial statements. The audit report covering the December 31, 2003, consolidated financial statements also refers to a change in the method of accounting for abandonment obligations in accordance with Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" as of January 1, 2003, and a change in method of accounting for derivative instruments in accordance with Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" as of January 1, 2001.

                                            /s/ KPMG LLP

Shreveport, Louisiana

December 21, 2004